CUSIP No. 54150E 104

Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Loma Negra Compañía Industrial Argentina Sociedad Anónima. Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the equity securities of Loma Negra Compañía Industrial Argentina Sociedad Anónima beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to Amendment No.1 to such Schedule 13G and any amendments thereto.

In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this fourteenth day of February, 2019. This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

[remainder intentionally blank]

CUSIP No. 54150E 104

Dated: February 14, 2019	Caue Austria Holding GmbH

	By:	/s/ Armando Sergio Antunes da Silva
	Name:	Armando Sergio Antunes da Silva
	Title:	Director

	By:	/s/ Carlos Gabriel P. E. Motta
	Name	Carlos Gabriel P. E. Motta
	Title:	Director

InterCement Austria Equity Participation GmbH

	By:	/s/ Armando Sergio Antunes da Silva
	Name:	Armando Sergio Antunes da Silva
	Title:	Director

	By:	/s/ Gueber Lopes
	Name	Gueber Lopes
	Title:	Director

InterCement Trading e Inversiones S.A.

	By:	/s/ Armando Sérgio Antunes da Silva
	Name:	Armando Sérgio Antunes da Silva
	Title:	Director

	By:	/s/ Carlos Gabriel P. E. Motta
	Name:	Carlos Gabriel P. E. Motta
	Title:	Director

InterCement Portugal S.A.

	By:	/s/ Armando Sérgio Antunes da Silva
	Name	Armando Sérgio Antunes da Silva
Title:

	By:	/s/ Paulo Sérgio Oliveira Diniz
	Name:	Paulo Sérgio Oliveira Diniz
	Title:	Director

InterCement Austria Holding GmbH

	By:	/s/ Tim Kuba
	Name:	Tim Kuba
	Title:	Director

	By:	/s/ Marco Antonio Zangari
	Name:	Marco Antonio Zangari
	Title:	Director

CUSIP No. 54150E 104

InterCement Participações S.A.

By:	/s/ Paulo Sergio de Oliveira Diniz
Name:	Paulo Sergio de Oliveira Diniz
Title:	Director

By:	/s/ Paulo Eduardo Nigro
Name:	Paulo Eduardo Nigro
Title:	Director

Mover Participações S.A.

By:	/s/ Roberto Navarro Evangelista
Name:	Roberto Navarro Evangelista
Title:	Director

By:	/s/ Fernando Luiz Aguiar Filho
Name:	Fernando Luiz Aguiar Filho
Title:	Director

Participações Morro Vermelho S.A.

By:	/s/ Juliana Espindola La Femina
Name:	Juliana Espindola La Femina
Title:	Director

By:	/s/ Francisco Carlos Fernandes Lopes
Name:	Francisco Carlos Fernandes Lopes
Title:	Director